EXHIBIT 23A

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-44256, 333-35872, 333-59673, 33-49467, 33-49553, 333-02023, 33-50069, 333-26115, and 33-62375 of Westar Energy, Inc. on Form S-3; Nos. 333-02711, 333-56369, and 333-91720 of Westar Energy, Inc. on Form S-4; Nos. 333-93355, 333-70891, 33-57435, 333-13229, 333-06887, 333-20393, 333-20413 and 333-75395 of Westar Energy, Inc. on Form S-8; and No. 33-50075 of Kansas Gas and Electric Company on Form S-3 of our report dated March 5, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the following changes in accounting principle: in 2003 the Company changed its method of accounting for asset retirement obligations and consolidation of variable interest entities; its method of accounting for goodwill and other intangible assets, and impairment of long-lived assets in 2002; and accounting for derivative contracts and hedging activities in 2001) appearing in this annual report on Form 10-K of Westar Energy, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Kansas City, Missouri

March 5, 2004